UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2011

JUNIPER GROUP, INC,
(Exact name of registrant as specified in its charter)

Nevada	0-19170	11-2866771
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

20283 State Road 7, Suite 300, Boca Raton, Florida 33498
(Address of principal executive offices)

Registrant's telephone number, including area code  (561) 807-8990

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events

On July 7, 2009 the Board of Directors unanimously approved for issuance 100,000,000 shares of Series E Preferred Stock, par value $0.001 per share. The Company filed a Certificate of Designation of Series E Preferred Stock (”Series E Preferred Stock”) on July 10, 2009. Holders of Series E Preferred Stock have the right to vote together with holders of the Company’s Common Stock, on a 95 votes per share basis, not as a separate class, on all matters presented to the holders of the Common Stock.  The shares of the Series E Preferred Stock are not convertible into Common Stock of the Company.  On June 13, 2011 the Board of Directors approved the issuance of 55,000,000 shares of Series E Preferred Stock, valued at $55,000, to Vlado P. Hreljanovic, the Company’s Chief Executive Officer, President and Director, as partial settlement for accrued compensation and as further incentive to continue his efforts as CEO and Director of the Company.

ITEM 9. Financial Statements and Exhibits

The following exhibits are included as part of this report:

None
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 29th day of June 2011.

Juniper Group, Inc.

s/Vlado P. Hreljanovic_______________
Vlado P. Hreljanovic, President